EXHIBIT 10.3

BLACK CACTUS GLOBAL, INC.

CORRECTION TO CONVERTIBLE SECURED PROMISSORY NOTE

Black Cactus Global, Inc., a Florida corporation (the “Maker”) issued a convertible promissory note to Bellridge Capital, L.P. (the “Payee”), effective as of September 9, 2020, for loans provided in tranches, up to an aggregate principal amount of $1,000,000 (the “Note”).

The undersigned hereby agree that each tranche provided under the terms of the Note is to be provided by the Payee to the Maker  at an original issuance discount of 10%.  So, for example, if the Payee provides a tranche payment in the amount of $50,000, the outstanding principal amount applicable to such tranche shall be $55,000.  Exhibit 1, shall be revised to provide for such original issuance discount.  The Payee has endorsed Exhibit 1, attached hereto, to reflect the first two tranches provided, prior to the date hereof, and all future tranches shall be provided in the same manner.

In addition, the Maker and the Payee hereby agree and acknowledge that notwithstanding the fact that the title of the Note is Convertible Secured Promissory Note, the Note does not provide for any security and is a non-secured convertible promissory note.

All other provisions of the Note remain unchanged.

IN WITNESS WHEREOF, the undersigned have executed and delivered this document, by their duly authorized officers, as of the dates set forth next to their signatures.

BLACK CACTUS GLOBAL, INC.

September 21, 2020	By: ___________________________
Lawrence P. Cummins
Chief Executive Officer

BELRIDGE CAPITAL, L.P.

September 21, 2020	By: ____________________________
Robert Klimov
Managing Partner

EXHIBIT 1

Schedule of Tranches

Amount Deposited	Principal Amount	Date	Payee Endorsement

$46,000	$50,600	Upon Execution (“Initial Tranche”)	__________________

$30,000	$33,000	9/18/2020	__________________

[________]	[_______]	[________]	__________________